UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

MercadoLibre, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG

(Address of Principal Executive Offices) (Zip Code)

011-54-11-4640-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 7.01	Regulation FD Disclosure

On October 12, 2016, MercadoLibre, Inc. (the “Company”, or “we”) issued a press release announcing the proposed offering (the “Offering”) by eBay Inc. and eBay International Treasury Center S.à r.l. of 5,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 12, 2016. A copy of the press release is furnished as Exhibit 99.1.

In connection with the Offering, the Company provided certain preliminary estimates of results for the three months ended September 30, 2016, which are based on the information currently available to management (“Recent Developments Information”). The Recent Developments Information is furnished as Exhibit 99.2 to this Current Report and is incorporated by reference into this Item 7.01.

This Current Report shall not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The information furnished with this Current Report (including Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated October 12, 2016

99.2	Recent Developments Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: October 12, 2016	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 12, 2016

99.2	Recent Developments Information